EXHIBIT 10.6


THIS CORPORATE CONSULTING AGREEMENT made as of the l1th day of January 2006,

BETWEEN:

         IN TOUCH MEDIA GROUP, INC. a company subsisting under the laws of the State of Florida and having its head office at 205 South Myrtle Avenue, Clearwater, Florida

                         ("IN TOUCH MEDIA GROUP, INC.")
AND:

COMPASS INTERNATIONAL CONSULTING, a company with offices in the provinces of Ontario, Canada and British Columbia, Canada (Head office - 1730 55th St. Delta, BC V 4M 3K8)

                      ("COMPASS INTERNATIONAL CONSULTING")

WHEREAS:

A.       IN TOUCH MEDIA GROUP,  INC.  requires the services of a company capable
         of  providing  Corporate  Communication  services  (collectively,   the
         "Services"); and

B. COMPASS INTERNATIONAL CONSULTING is ready, willing and able to provide the Services on the terms and conditions set forth in this Agreement;

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties hereto agree each with the other as follows:

1.       CONSULTING SERVICES

1.1 Subject to the approval of any governing regulatory authority or stock exchange, if required, IN TOUCH MEDIA GROUP, INC. shall retain Compass International Consulting to provide the Services, the particulars of which are set out in section 4 of this Agreement, and COMPASS INTERNATIONAL CONSULTING shall provide the Services on the terms and conditions of this Agreement.

1.2 COMPASS INTERNATIONAL CONSULTING shall have no right or authority, express or implied, to commit or otherwise obligate IN TOUCH MEDIA GROUP, INC. in any manner whatsoever, except to the extent specifically provided for herein or specifically authorized in writing by In Touch Media Group, Inc.

2.       TERM

2.1 The term of this Agreement shall begin on January 11, 2006 and, unless sooner terminated as provided for in section 7 of this Agreement, shall expire on the January 11th, 2007. IN TOUCH MEDIA GROUP, INC. will have the option to renew this Agreement for an additional


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         Twelve (12) months under the same terms of this Agreement. In the event that either party chooses to terminate the contract, 30 days notice from either party will be required.

3.       COMPENSATION

         As compensation for services under this Agreement, COMPASS INTERNATIONAL CONSULTINg shall receive One million two hundred and fifty thousand (1,250,000) common shares as compensation for corporate consulting assistance and warrants to acquire 1,200,000 shares of ITOU.

3.1 COMPASS INTERNATIONAL CONSULTING shall absorb all expenses incurred in providing Services to IN TOUCH MEDIA GROUP, INC. pursuant to this Agreement.

4.       SERVICES TO BE PROVIDED

4.1 COMPASS INTERNATIONAL CONSULTING agrees, at its expense, to effect communications between IN TOUCH MEDIA GROUP, INC. and its shareholder base, prospective investors and the investment community as a whole, the details of which have been clearly defined in Schedule "A" of this Agreement.

4.2 COMPASS INTERNATIONAL CONSULTING agrees, at its expense, to further provide marketing and branding services intended to raise awareness amongst prospective investors and the investment community as a whole, the details of which have been clearly defined in Schedule "A" of this Agreement.

4.3 In performing the Services under this Agreement, COMPASS INTERNATIONAL CONSULTING shall comply with all applicable corporate, securities and other laws, rules, regulations, notices and policies, including those of any applicable Stock Exchange, and, in particular, COMPASS INTERNATIONAL CONSULTING shall not:

         (a) release any financial or other information or data about In Touch Media Group, Inc., which has not been generally released or promulgated, without the prior approval of IN TOUCH MEDIA GROUP, INC.;

         (b) conduct any meetings or communicate with financial analysts without informing IN TOUCH MEDIA GROUP, INC. in advance of the proposed meeting and the format or agenda of such meeting;

         (c) release any information or data about IN TOUCH MEDIA GROUP, INC. to any selected or limited person, entity, or group if COMPASS INTERNATIONAL CONSULTING is aware or ought to be aware that such information or data has not been generally released or promulgated; and

         (d) after notice by IN TOUCH MEDIA GROUP, INC. of filing materials for a proposed public offering of securities of IN TOUCH MEDIA GROUP, INC., and during any period of restriction on publicity, COMPASS INTERNATIONAL CONSULTING shall not engage in

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                  any public relations  efforts not in the normal course without the prior approval of counsel for IN TOUCH MEDIA GROUP, INC. and of counsel for the underwriter(s), if any.

5. DUTIES OF COMPANY

5.1 IN TOUCH MEDIA GROUP, INC. shall supply COMPASS INTERNATIONAL CONSULTINg, on a regular and timely basis, with all approved data and information about IN TOUCH MEDIA GROUP, INC., its management, products and operations, and IN TOUCH MEDIA GROUP, INC. shall be responsible for advising COMPASS INTERNATIONAL CONSULTINg of any facts which would affect the accuracy of any prior data or information previously supplied to COMPASS INTERNATIONAL CONSULTING. IN TOUCH MEDIA GROUP, INC. will make its best efforts to make officers and executives available for interviews, Q&A sessions and other investor communications. IN TOUCH MEDIA GROUP, INC. will use its best efforts to respond to reasonable questions put forth by shareholders and prospective investors.

5.2 IN TOUCH MEDIA GROUP, INC. shall contemporaneously notify COMPASS INTERNATIONAL CONSULTING if any information or data being supplied to COMPASS INTERNATIONAL CONSULTING that has not been generally released or promulgated.

6.       REPRESENTATIONS AND WARRANTIES

         COMPASS INTERNATIONAL CONSULTING represents and warrants to, and covenants with, IN TOUCH MEDIA GROUP, INC. as follows:

         (a) COMPASS INTERNATIONAL CONSULTING and its agents, employees and consultants, will comply with all applicable corporate and securities laws and other laws, rules, regulations, notices and policies, including those of any applicable Stock Exchange;

         (b) COMPASS INTERNATIONAL CONSULTING will, and will cause its employees, agents and consultants to, act at all times in the best interests of IN TOUCH MEDIA GROUP, INC.; and

         (c) COMPASS INTERNATIONAL CONSULTING has not been subject to any sanctions or administrative proceedings by any securities regulatory authority.

7.       TERMINATION

7.1 In the event that either company (COMPASS INTERNATIONAL CONSULTING OR IN TOUCH MEDIA GROUP, INC.) materially breaches any term of this Agreement, EITHER COMPANY may immediately terminate this Agreement with "cause".

7.2 In the event of termination by IN TOUCH MEDIA GROUP, INC. pursuant to paragraph 7.1, all amounts otherwise payable to COMPASS INTERNATIONAL CONSULTING pursuant to the terms of section 3 shall cease and terminate, and COMPASS INTERNATIONAL CONSULTING will return all material provided by IN TOUCH MEDIA GROUP, INC.

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7.3      In  the  event  of  termination  by  COMPASS  INTERNATIONAL  CONSULTING pursuant to paragraph 7.3, or termination of this agreement by IN TOUCH MEDIA GROUP, INC. without cause, all amounts otherwise payable to COMPASS INTERNATIONAL CONSULTING for the remaining and complete term of this agreement, pursuant to the terms of Section 3, shall become immediately due and payable and COMPASS INTERNATIONAL CONSULTING will return all material provided by IN TOUCH MEDIA GROUP, INC.

8.       NOTICE

8.1 Any notice, commitment, election or communication required to be given hereunder by either party to the other party, in any capacity shall be deemed to have been well and sufficiently given if facsimiled or delivered to the address of the other party as set forth on page one of this Agreement, or as later amended by either party from time to time in writing.

8.2 Any such notice, commitment, election or other communication shall be deemed to have been received on the third business day following the date of delivery.

9.       GENERAL

9.1 All references to currency herein are to currency of the United States of America.

9.2 The rights and interests of the parties under this Agreement are not assignable.

9.3      Time is of the essence of this Agreement.

9.4      This  Agreement  shall inure to the benefit of and be binding  upon the
         parties   hereto   and   their    respective    successors,    personal
         representatives, heirs and assigns.

9.5 If anyone or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

9.6 The heading and section numbers appearing in this Agreement or any schedule hereto are inserted for convenience of reference only and shall not in any way affect the construction or interpretation of this Agreement.

9.7 This Agreement shall be construed and enforced in accordance with, and the rights of the parties to this Agreement shall be governed by, the laws of British Columbia, Canada and each of the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia, Canada.

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9.8      COMPASS   INTERNATIONAL   CONSULTING  is  an  independent   contractor,
         responsible   for   compensation   of   its   agents,   employees   and
         representatives, as well as all applicable withholdings there from and taxes thereon. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties.

9.9 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

9.10 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement.

9.11 This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the date as of the day and year first above written.


IN TOUCH MEDIA GROUP, INC.


--------------------------------
Ms. Laura Betterly, President


COMPASS INTERNATIONAL CONSULTING


--------------------------------
Mr. Trevor Ruehs, President


--------------------------------
Mr. Drew Farion, CEO


--------                                    --------
Initials                                    Initials


IN TOUCH MEDIA GROUP, INC.                  COMPASS INTERNATIONAL CONSULTING


Date:                                       Date:







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